Exhibit 11
 -----------

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                        SOUTHDOWN, INC. AND SUBSIDIARIES

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

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                                                                       THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                             JUNE 30,                         JUNE 30,
                                                                   -------------------------       --------------------------
                                                                       1997          1996              1997           1996
                                                                   -----------    ----------       -----------    -----------

Earnings (loss) for primary earnings per share:
  Earnings before extraordinary charge and
    preferred stock dividends                                      $       25.2   $      18.9      $       38.8   $       23.7
  Preferred stock dividends                                                (1.3)         (2.5)             (2.5)          (4.9)
                                                                     -----------    ----------       -----------    -----------
  Earnings before extraordinary charge                                     23.9          16.4              36.3           18.8
  Extraordinary charge, net of income taxes                                 -             -                 -            (11.4)
                                                                     -----------    ----------       -----------    -----------
Net earnings for primary earnings per share                        $       23.9   $      16.4      $       36.3   $        7.4
                                                                     ===========    ==========       ===========    ===========

Earnings (loss) for fully diluted earnings per share:
  Earnings before extraordinary charge and
    preferred stock dividends                                      $       25.2   $      18.9      $       38.8   $       23.7
  Antidilutive preferred stock dividends                                    -             -                 -             (4.9)
                                                                     -----------    ----------       -----------    -----------
  Earnings before extraordinary charge                                     25.2          18.9              38.8           18.8
  Extraordinary charge, net of income taxes                                 -             -                 -            (11.4)
                                                                     -----------    ----------       -----------    -----------
Net earnings for fully diluted earnings per share                  $       25.2   $      18.9      $       38.8   $        7.4
                                                                     ===========    ==========       ===========    ===========

Average shares outstanding:
  Common stock                                                             21.3          17.3              21.4           17.3
  Common stock equivalents from assumed exercise of
      stock options and warrants                                            0.4           0.6               0.4            0.5
                                                                     -----------    ----------       -----------    -----------
Total for primary earnings per share                                       21.7          17.9              21.8           17.8

  Other potentially dilutive securities:
     -  additional common stock equivalent from assumed
        conversion of stock options and warrants at ending
        market price                                                        -             0.1               -              0.1
     - assumed conversion of Series A convertible
        preferred stock at one-half share of common stock                   -             1.0               -              1.0
     - assumed conversion of Series B convertible
        preferred stock at 2.5 shares of common stock                       -             2.3               -              2.3
     - assumed conversion of the Series D convertible
        preferred stock at 1.51 shares of common stock                      2.6           2.6               2.6            2.6
                                                                     -----------    ----------       -----------    -----------
  Total for fully diluted earnings per share                               24.3          23.9              24.4           23.8

  Less:  Antidilutive securities
           Series A preferred stock                                                       -                               (1.0)
           Series B preferred stock                                                       -                               (2.3)
           Series D preferred stock                                                       -                               (2.6)
                                                                     -----------    ----------       -----------    -----------
                                                                           24.3          23.9              24.4           17.9
                                                                     ===========    ==========       ===========    ===========
Earnings (loss) per share:
Primary
    Earnings before extraordinary charge                           $        1.10  $       0.92     $        1.66  $        1.05
    Extraordinary charge, net of income taxes                               -             -                 -             -0.63
                                                                     -----------    ----------       -----------    -----------
                                                                   $        1.10  $       0.92     $        1.66  $        0.42
                                                                     ===========    ==========       ===========    ===========
Fully diluted
    Earnings before extraordinary charge                           $        1.04  $       0.79     $        1.59  $        1.05
    Extraordinary charge, net of income taxes                               -             -                 -             -0.63
                                                                     -----------    ----------       -----------    -----------
                                                                   $        1.04  $       0.79     $        1.59  $        0.42
                                                                     ===========    ==========       ===========    ===========


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